                                                                   EXHIBIT 3.1.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                                       OF

                                   AKORN, INC.

                  Pursuant to Section 33 of the Louisiana Business Corporation Law ("LBCL") and Article V(B) of its articles of incorporation (the "ARTICLES"), Akorn, Inc., a Louisiana corporation (the "CORPORATION"), acting through its undersigned President and Secretary, does hereby certify that the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"), at a meeting held September 24, 2003, and acting with the approval and upon the recommendation of a duly appointed committee of disinterested members thereof duly adopted resolutions approving an amendment to the Corporation's Articles to add a new paragraph (C) to Article V, reading in its entirety as follows:

                  A series of authorized Preferred Stock, par value $1.00 per share, of the Corporation is hereby created having the designation and amount, the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions set forth below.

                  SECTION 1. DESIGNATION AND AMOUNT.

                  The shares of such series shall be designated as the "Series A 6.0% Participating Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK") and the number of shares constituting such series shall be 257,172 shares of Series A Preferred Stock.

                  SECTION 2. RANK.

                  The Series A Preferred Stock shall, with respect to payment of dividends, distributions and the distribution of assets upon liquidation, winding up or dissolution, rank (i) senior to all Junior Securities, (ii) on a parity with all Parity Securities and (iii) junior to all Senior Securities.

                  SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

                  (a)      Payment and Accrual of Dividends.

                           (i) The holders of shares of Series A Preferred Stock shall be entitled to receive on each Dividend Payment Date, in respect of the Dividend Period ending on (and including) the date immediately prior to such Dividend Payment Date, dividends on each share of Series A Preferred Stock at the rate of 6.0% (the "DIVIDEND RATE") per annum on the Accrued Value thereof from and after the Issuance Date, provided that with respect to the Initial Dividend Period, the dividends set forth above shall be prorated based on the number of days in such period. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If the Stockholder Approval has not yet been obtained (or the Stockholder Approval has been obtained, but the Corporation does not have a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock) on October 7, 2004 (the "REQUIRED DATE"), shares of the Series A Preferred Stock shall accrue dividends at a rate equal to 10.0% per annum of the Accrued Value, accruing and compounding in the manner set forth in this
         Section 3(a) from such date until such shares are redeemed by the Corporation or converted into shares of Common Stock, in each case in accordance with this Article V(C); provided, however, that on any date after the Required Date, if the Stockholder Approval has been obtained and the Corporation has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, from and after such date, for so long as the Corporation shall have a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, the dividends shall accrue at the Dividend Rate.

                           (ii) Such dividends shall, at the option of the Company, either be paid in cash or accrue and compound and be added to the Accrued Value on the applicable Dividend Payment Dates, provided, however, that all dividends payable on any given Dividend Payment Date must either (i) all be paid in cash or (ii) all accrue and compound and be added to the Accrued Value, in each case on the Dividend Payment Date. Each such dividend which is payable in cash shall be payable on the Dividend Payment Date to the holders of record of shares of the Series A Preferred Stock, as they appear on the transfer books of the Corporation at the close of business on the day immediately preceding such Dividend Payment Date. Any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Company's election not to pay such dividend in cash, its inability to pay such dividend in cash, or otherwise) shall automatically, and without any action on the part of the Corporation, accrue and compound and be added to the Accrued Value on such Dividend Payment Date.

                  (b) Additional Dividends. In addition to dividends payable pursuant to Section 3(a) hereof, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the "ADDITIONAL DIVIDENDS") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series A Preferred Stock been converted into Common Stock (without regard to any limitation on conversion contained herein, the availability of authorized and unissued shares for issuance upon conversion, or otherwise) as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock or Convertible Securities, then no such dividend or distribution shall be payable in respect of the Series A Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock or Convertible Securities to the extent that the applicable anti-dilution adjustment under Section 7(b)(i) below shall be made in connection therewith. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors.

                  (c)      Restricted Payments.

                           (i) Junior Securities. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, directly or indirectly, make any Junior Securities Distribution unless
         (A) all accrued and unpaid dividends on the shares of Series A Preferred Stock shall have been paid in cash, (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to any Parity Securities and (C) all Redemption Obligations have been fully discharged.

                           (ii) Parity Securities. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not make any Parity Securities Distribution unless (A) all accrued and unpaid dividends on the shares of Series A Preferred Stock shall have been paid in cash, (B) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to any Parity Securities and (C) all Redemption Obligations have been fully discharged; provided, that, dividends may be declared and paid on Parity Securities if dividends are declared and paid on the Series A Preferred Stock (in accordance with the terms of Section 3(a)) ratably in proportion to the respective aggregate amounts of dividends accumulated and unpaid on such Parity Securities and accumulated and unpaid on the Series A Preferred Stock.

                  (d) Priority With Respect to Junior Securities. Holders of shares of Series A Preferred Stock shall be entitled to receive the dividends provided for in this Section 3 in preference to and in priority over any dividends upon any Junior Securities.

                  SECTION 4. REDEMPTION.

                  (a) General. Except as provided in this Section 4, the Corporation shall have no right to redeem any shares of Series A Preferred Stock.

                  (b) Mandatory Redemption. On October 31, 2011 (the "MANDATORY REDEMPTION DATE"), subject to the limitations of Section 55 and other applicable provisions of the LBCL, the Corporation shall be required to redeem all then outstanding shares of Series A Preferred Stock for an amount in cash in respect of each share of Series A Preferred Stock equal to the Redemption Price of such share of Series A Preferred Stock.

                  (c) Optional Redemption. Provided the Stockholder Approval has been obtained and the Corporation then has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, the Corporation may redeem, at its option, on and after October 9, 2006, subject to the holders' conversion rights set forth in Section 7, all, but not less than all, outstanding shares of Series A Preferred Stock for an amount in cash in respect of each share of Series A Preferred Stock equal to the Redemption Price of such share of Series A Preferred Stock.

                  (d)      Redemption Procedures.

                           (i) Mandatory Redemption Notice. Notice of any redemption pursuant to Section 4(b) shall be sent by or on behalf of the Corporation not less than 45 nor more than 60 days prior to the Mandatory Redemption Date, by first class mail, postage prepaid, to each holder of record of the Series A Preferred Stock at such holder's last address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice or any defect therein shall affect the validity of the giving of such notice for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the number of shares of Series A Preferred Stock to be redeemed in the aggregate and from such holder; (B) the Redemption Price per share, including a detailed calculation thereof; (C) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (D) that, unless the Corporation defaults in making payment therefore, the dividends on the shares to be redeemed shall cease to accrue on the Mandatory Redemption Date.

                           (ii) Optional Redemption Notice. Notice of any redemption pursuant to Section 4(c) shall be sent by or on behalf of the Corporation not less than 45 nor more than 60 days prior to the Optional Redemption Date, by first class mail, postage prepaid, to each holder of record of the Series A Preferred Stock at such holder's last address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice or any defect therein shall affect the validity of the giving of such notice for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the number of shares of Series A Preferred Stock to be redeemed in the aggregate and from such holder; (B) the Redemption Price per share, including a detailed calculation thereof;
         (C) the redemption date (the "OPTIONAL REDEMPTION DATE"); (D) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price and (E) that, unless the Corporation defaults in making payment therefore, the dividends on the shares to be redeemed shall cease to accrue on the Optional Redemption Date.

                           (iii) Payment of Funds. If notice has been mailed in accordance with Section 4(d)(i) or Section 4(d)(ii), as applicable, and provided that on or before the Mandatory Redemption Date or Optional Redemption Date, as applicable, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares to be redeemed, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date or Optional Redemption Date, as applicable, dividends on the shares of the Series A Preferred Stock so redeemed shall cease to accrue and accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed, such shares shall be redeemed by the Corporation at the Redemption Price, which shall be paid in cash in immediately available funds.

                           (iv) Representations. Any notice of redemption pursuant Section 4(d)(i) or (ii) shall be accompanied by a representation by the Corporation to the effect that the consummation of the redemption will not render the Corporation insolvent or unable to pay its debts as they become due.

                  (e) Failure to Discharge a Redemption Obligation. If the Corporation does not have sufficient funds or capital and surplus legally available to discharge any Redemption Obligation (or is otherwise prohibited from affecting such redemption), the Corporation shall take all actions required or permitted under the LBCL to permit such redemption of the Series A Preferred Stock, and the Corporation shall redeem as many shares of the Series A Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by the holders from which shares are being redeemed, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Series A Preferred Stock as it legally may redeem until it has fully discharged all Redemption Obligations. Shares of the Series A Preferred Stock not redeemed as required pursuant to any Redemption Obligation shall accrue dividends at a rate equal to 10% per annum of the Accrued Value, accruing and compounding in the manner set forth in Section 3(a) hereof from the Mandatory Redemption Date or the Optional Redemption Date, as applicable, until such shares are redeemed by the Corporation in accordance with Section 4(b) or Section 4(c), as applicable.

                  (f) No Selective Repurchase Offers. Neither the Corporation nor any of its Subsidiaries shall repurchase any outstanding shares of Series A Preferred Stock unless the

Corporation either (i) offers to purchase all of the then outstanding shares of Series A Preferred Stock or (ii) offers to purchase shares of Series A Preferred Stock from the holders in proportion to the respective number of shares of Series A Preferred Stock held by each holder. In any such repurchase by the Corporation, if all shares of Series A Preferred Stock are not being repurchased, then the number of shares of Series A Preferred Stock to be repurchased shall be allocated among all shares of Series A Preferred Stock held by holders which accept the Corporation's repurchase offer so that the shares of Series A Preferred Stock are repurchased from such holders in proportion to the respective number of shares of Series A Preferred Stock held by each such holder which accepts the Corporation's offer (or in such other proportion as agreed by all such holders who accept the Corporation's offer). Nothing in this Section 4(f) shall (i) obligate a holder of shares of Series A Preferred Stock to accept the Corporation's repurchase offer or (ii) prevent the Corporation from redeeming shares of Series A Preferred Stock in accordance with the terms of (and this Section 4(f) shall not apply to) Sections 4(a) through 4(e).

                  SECTION 5. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event the Corporation shall (i) commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, (ii) consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) admit in writing its inability to pay its debts generally as they become due, (v) enter into a transaction which results in a Change of Control of the Corporation, or (vi) otherwise liquidate, dissolve or wind up (any such event, a "LIQUIDATION"), each holder of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to its shareholders, in preference to any distribution to holders of Junior Securities an amount of cash with respect to each share of Series A Preferred Stock held by such holder equal to the Liquidation Preference.

                  (b) No full preferential payment on account of any Liquidation shall be made to the holders of any class of Parity Securities unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock the full amounts to which such holders are entitled with respect to such Liquidation. If, upon any Liquidation, after the distribution of the liquidation preferences to Senior Securities, if any, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding Series A Preferred Stock and outstanding shares of Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Series A Preferred Stock and such shares of Parity Securities if all amounts payable thereon were payable in full.

                  (c) After the payment to the holders of shares of the Series A Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 5, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  SECTION 6. VOTING RIGHTS.

                  (a) General. Each holder of Series A Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of shareholders of the Corporation, with each holder of shares of Series A Preferred Stock having the number of votes equal to the quotient obtained by dividing (x) the sum of (i) the aggregate Stated Value of such shares as of the record date for the vote or consent which is being taken, or if no such record date is established, on the date such vote is taken or any consent of shareholders is solicited plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such shares as of such date by (y) the Conversion Price as of such date. The holders of the Series A Preferred Stock and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation, except in cases where a vote of the holders of the Series A Preferred Stock, voting separately as a class, is required by law or by this Article V(C). Holders of Series A Preferred Stock shall be entitled to notice of all shareholders meetings in accordance with the procedures set forth in the Corporation's Bylaws.

                  (b) Voting With Respect to Certain Matters. In addition to any matters requiring a separate vote of the Series A Preferred Stock under applicable law, the Corporation shall not, without the prior consent or approval of (A) the holders of at least 50.01% of the issued and outstanding shares of Series A Preferred Stock, voting as a single class, and (B) each Significant
Holder:

                           (i) amend, alter, repeal, restate, or supplement its Articles of Incorporation, Bylaws or this Article V(c) in a manner that alters or changes, in any adverse manner, the powers, preferences, privileges or rights of the Series A Preferred Stock or which otherwise would adversely affect the rights, privileges or preferences of the Series A Preferred Stock;

                           (ii) authorize, issue or otherwise create any shares of Senior Securities, Parity Securities, additional shares of Series A Preferred Stock, or any other debt or equity securities of the Corporation that by their terms are convertible into, or exchangeable or exercisable for, shares of Senior Securities, Parity Securities or additional shares of Series A Preferred Stock, or reissue any shares of Series A Preferred Stock which have been reacquired by the Corporation (whether by redemption or otherwise);

                           (iii) effect any transaction which would result in a Change of Control of the Corporation.

                           (iv) authorize or otherwise effectuate a reverse stock split of Series A Preferred Stock.

                  SECTION 7. CONVERSION.

                  (a) Terms of Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, whether or not the Corporation has given notice of redemption under Section 4, on the terms and conditions set forth in this Section 7, into a number of fully paid and non-assessable shares of Common Stock equal to the quotient obtained by dividing (x) the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share calculated through and including the date of such conversion by (y) the Conversion Price in effect on the date of such conversion.

                  (b) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) Stock Dividends, Splits, etc. In case the Corporation shall at any time or from time to time after the Issuance Date (A) declare a dividend or make a distribution on the outstanding shares of Common Stock or securities convertible into Common Stock, in either case, in shares of Common Stock or (B) effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the number of shares of Common Stock that were outstanding immediately prior to such event and (y) the denominator is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 7(b)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination, consolidation or reclassification, at the close of business on the day upon which such corporate action becomes effective.

                           (ii) Below Market or Conversion Price Issuances. In case the Corporation shall at any time or from time to time after the Issuance Date issue or sell any Common Stock or Convertible Security (collectively, "ADDITIONAL SHARES") without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the greater of (A) the Closing Price per share of Common Stock on the Business Day immediately preceding the earlier of the issuance, or public announcement of the issuance, of such Additional Shares and (B) the Conversion Price as of the date of such issuance then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying the Conversion Price in effect on the day immediately prior to such date by a fraction of which (x) the numerator is the sum of (i) the product of
         (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by (B) the greater of (1) the then applicable Conversion Price per share and (2) the Closing Price per share of Common Stock on the date preceding the earlier of the issuance or public announcement of the issuance of such Additional Shares (the greater of (1) and (2) above hereinafter referred to as the "ADJUSTMENT PRICE") and (ii) the aggregate consideration receivable by the Corporation for the total number of shares of

         Common Stock so issued (or into or for which the Convertible Securities are convertible, exercisable or exchangeable), and (y) the denominator equals the product of (i) the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and
         (B) the number of additional shares of Common Stock issued (or into or for which the Convertible Securities may be converted, exercised or exchanged), multiplied by (ii) the Adjustment Price. An adjustment made pursuant to this subsection (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. Notwithstanding the foregoing, no adjustment (other than as provided for in Section 7(b)(iv)(5)(D)) shall be made pursuant to this
         Section 7(b)(ii) in connection with any Excluded Issuances.

                           (iii) Special Dividends; Repurchases. In case the Corporation after the Issuance Date shall (1) distribute to all holders of shares of Common Stock evidences of its indebtedness, assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), capital stock (other than Common Stock) or rights to subscribe for capital stock (other than Common Stock), or
         (2) purchase or otherwise acquire for value any shares of Common Stock in an Above Market Repurchase, in each such case the Conversion Price in effect immediately prior to the date of such distribution (or the date immediately prior to the date of the public announcement of such distribution, whichever is earlier) or date of such purchase (or the date immediately prior to the date of the public announcement of such purchase), as applicable, shall be adjusted by multiplying such Conversion Price by a fraction of which (x) the numerator is the remainder (if greater than zero) of (i) the Closing Price per share of Common Stock on such date, minus (ii) the Fair Market Value as of such date of the portion of assets, evidences of indebtedness, capital stock or subscription rights so distributed or paid applicable to one share of Common Stock, and (y) the denominator is the Closing Price per share of Common Stock on such date, such adjustment to become effective immediately prior to the opening of business on the day following the date of distribution or purchase; provided, however, that no adjustment shall be made pursuant to clause (1) of this subparagraph (b)(iii) (A) to the extent each holder of Series A Preferred Stock receives such evidences of indebtedness, assets, capital stock or rights to subscribe for capital stock, as applicable, as Additional Dividends in accordance with the terms of Section 3(b), (B) if such issuance is an Excluded Issuance or (C) if an adjustment shall otherwise be made with respect to such distribution or issuance pursuant to Section 7(b)(ii); and further provided, however, that if in any case the numerator of such fraction shall be zero or less than zero, no adjustment shall be made in such case. The Corporation shall provide any holder of Series A Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or capital stock referred to in this subparagraph (b)(iii).

                           (iv) General. For the purposes of any adjustment of the Conversion Price pursuant to paragraph (ii) of this Section 7(b), the following provisions shall be applicable:

                                    (1)      In the case of the issuance of
         Common Stock or Convertible Securities for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                                    (2)      In the case of the issuance of
         Common Stock for a consideration in whole or in part other than cash, such consideration shall be deemed to be the Fair Market Value thereof.

                                    (3)      Subparagraph (2) above
         notwithstanding, in the case of the issuance of Additional Shares to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefore shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be.

                                    (4)      If Common Stock is sold as a unit
         with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities.

                                    (5)      In the case of the issuance of
         Convertible Securities:

                                             (A)      The aggregate maximum
                  number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) deliverable upon conversion of or in exchange for, or upon the exercise of, such Convertible Securities and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Corporation for any such Convertible Securities, plus the minimum amount of consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of consideration), if any, to be received by the Corporation upon the conversion, exercise or exchange of such Convertible Securities;

                                             (B)      With respect to any
                  Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price previously has been made pursuant to Section 7(b)(ii), on any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease;

                                             (C)      With respect to any
                  Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price has previously not been made pursuant to Section 7(b)(ii), if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 7(b)(ii), if applicable;

                                             (D)      With respect to any
                  Convertible Securities issued prior to the Issuance Date, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 7(b)(ii), if applicable; and

                                             (E)      No further adjustment of
                  the Conversion Price adjusted upon the issuance of any such Convertible Securities shall be made as a result of the actual issuance of Common Stock upon the exercise, conversion or exchange of any such Convertible Securities.

                           (v) Rights Distributions. Rights or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase capital stock of the Corporation, which rights or warrants (1) are deemed to be transferred with such shares of Common Stock, (2) are not exercisable and (3) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, in each case in clauses (1) through (3) until the occurrence of a specified event, shall for purposes of subparagraphs (b)(ii) and
         (b)(iii) not be deemed issued until the occurrence of the earliest such specified event.

                           (vi) Calculations. All calculations of the Conversion Price shall be made to the nearest five decimal places. Anything in Section 7(b) to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Sections 7(b)(ii) through 7(b)(iv). No adjustment to the Conversion Price pursuant to paragraph 7(b) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph 7(b)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of this Section 7(b), no adjustment to the Conversion Price shall reduce the Conversion Price below $0.01, and any such purported adjustment shall instead reduce the Conversion Price to $0.01.

                           (vii) Outstanding Shares. The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock outstanding at such time and any shares of Common Stock issuable upon conversion of or in exchange for any convertible or exchangeable security or upon the exercise of any option. The number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                           (viii)   Successive Adjustments. Successive
         adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Sections 7(b)(i) through 7(b)(iii) shall occur.

                  (c)      Reorganization, Consolidation, Merger, Asset Sale.

                           (i) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 7(b)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation's assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) not otherwise constituting a Liquidation in accordance with Section 5 (each of the foregoing being referred to as a "TRANSACTION"), in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock or other securities or property (including cash) with respect to or in exchange for Common Stock, shares of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible (without regard to any limitation on conversion contained herein, the availability of authorized and unissued shares for issuance upon conversion, or otherwise) immediately prior to the consummation of such Transaction. In any such case, the Corporation or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make or cause to be made appropriate provisions (as determined in good faith by the Board of Directors) in the applicable agreement of merger or consideration, its certificate or articles of incorporation or other constituent documents to ensure that the provisions of Sections 2-3, 4(b)-(f) and 5-7 herein will continue to be applicable to the Series A Preferred Stock or any such other shares of stock and other securities (other than Common Stock) and property deliverable upon conversion of the shares of Series A Preferred Stock remaining outstanding following the Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The provisions of this Section 7(c) shall similarly apply to successive Transactions. The Corporation shall give written notice to the holders of Series A Preferred Stock at least 30 days prior to the date on which any Transaction or Change of Control or similar transaction affecting the Corporation shall take place.

                           (ii) Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person, if other than the Corporation, shall mail, by first-class mail, postage prepaid, to each record holder of shares of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, (A) a written instrument assuming the obligation to deliver to such holder such cash, property and securities to which, in accordance with the foregoing provisions, such holder is entitled, and
         (B) an opinion of outside counsel for such Surviving Person stating that such assumption agreement is a valid, binding and enforceable agreement of the Surviving Person.

                           (iii) Nothing contained in this Section 7(c) shall limit the rights of holders of the Series A Preferred Stock to convert the Series A Preferred Stock, to require the Corporation to effect a redemption or to vote their shares of Series A Preferred Stock in connection with a Transaction.

                  (d) Reports. Whenever the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is adjusted as provided in this Section 7, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series A Preferred Stock, at their respective addresses as the same shall appear in the Corporation's transfer books, a certificate signed by an executive officer stating that the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible has been adjusted (setting forth in reasonable detail and certifying the calculation of such adjustment), the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and when such adjustment became effective. The Corporation shall give the holders of Series A Preferred Stock written notice at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Transaction.

                  (e)      Conversion Procedures.

                           (i) The holder of any shares of Series A Preferred Stock may exercise its right to convert any or all such outstanding shares into shares of Common Stock at any time by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted, duly endorsed to the Corporation in blank, accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7. Upon delivery to the Corporation by a holder of shares of Series A Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption as described in Section 4(d) has been mailed. The Corporation will pay any and all documentary, stamp or similar issue or transfer tax that may be payable in respect of any issue or delivery of shares of Common Stock to the holder on conversion of the Series A Preferred Stock pursuant hereto.

                           (ii) As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the reasonable satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered
         (i) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of full shares of Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled, (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted and
         (iii) payment of all amounts to which a holder is entitled pursuant to
         Section 7(f) hereof. All shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be made without charge to the holders of Series A Preferred Stock and upon issuance will be fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and any payment of amounts due pursuant to Section 7(f), and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                           (iii) If a conversion of Series A Preferred Stock is to be made in connection with a Transaction or Change of Control or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated. In connection with any tender or exchange offer for shares of Common Stock, holders of Series A Preferred Stock shall have the right to tender (or submit for exchange) shares of Series A Preferred Stock in such a manner so as to preserve the status of such shares as Series A Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Series A Preferred Stock so tendered which is convertible into the number of shares of Common Stock to be purchased (or exchanged) pursuant to such offer shall be deemed converted into the appropriate number of shares of Common Stock. Any shares of Series A Preferred Stock not so converted shall be returned to the holder as Series A Preferred Stock.

                           (iv) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which unreasonably interferes with the timely conversion of Series A Preferred Stock.

                  (f) Fractional Shares. In connection with the conversion of any shares of Series A Preferred Stock pursuant to this Section 7, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock on the day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

                  (g) Reservation of Shares. The Corporation shall (i) prior to the date of the Stockholder Approval, at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights solely for issuance upon conversion of the Series A Preferred Stock, the Available Shares and to ensure that the Available Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the Available Shares may be listed or traded, and (ii) from and after the date of the Stockholder Approval, at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, solely for issuance upon conversion of the Series A Preferred Shares, the number of shares of Common Stock from time to time issuable upon conversion of all shares of the Series A Preferred Stock at the time outstanding and to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or traded.

                  (h) Certain Events. If an event not specifically provided for in this Section 7 occurs which would have an inequitable or dilutive effect on the relative percentage ownership interests of the holders of Series A Preferred Stock as those specifically provided for in this Section 7, then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock.

                  (i) Mandatory Conversion. Provided that the Stockholder Approval has been obtained and the Corporation has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, on October 8, 2006 (the "MANDATORY CONVERSION DATE"), whether or not the Corporation has given notice of a redemption pursuant to Section 4, each share of Series A Preferred Stock shall, immediately automatically convert into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon such automatic conversion shall be determined by dividing (x) (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share by (y) the Conversion Price in effect on the date of such conversion. Any conversion pursuant to this Section 7(i) shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the Corporation shall provide written notice to the holders of the Series A Preferred Stock and the holders of the Series A Preferred Stock shall, a reasonable time thereafter, surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on the Corporation's stock records, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the occurrence of the Mandatory Conversion Event, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

                  (j)      Automatic Conversion on Conversion Trigger Date.

                           (i) Provided the Stockholder Approval has been obtained, and the

         Corporation has a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of all of the outstanding shares of Series A Preferred Stock, upon the occurrence of any Conversion Trigger Date, all of the then outstanding shares of Series A Preferred Stock shall be immediately and automatically converted into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon such conversion shall be determined by dividing (x) the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share by (y) the Conversion Price in effect at the close of business on the Business Day immediately preceding such Conversion Trigger Date.

                           (ii)     Mechanics. Any conversion pursuant to this
         Section 7(j) shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the Corporation shall provide written notice to the holders of the Series A Preferred Stock and the holders of the Series A Preferred Stock shall, a reasonable time thereafter, surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on the Corporation's stock records, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date of such conversion, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

                  SECTION  8. REACQUIRED SHARES.

                  Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

                  SECTION 9. NO PREEMPTIVE RIGHTS.

                  Holders of Series A Preferred Stock shall not have any preemptive right pursuant to this Article V(C) to subscribe to any additional issue of stock or to any security convertible into such stock. Nothing herein shall limit the power of the Corporation to grant any of the foregoing rights to persons by contract or otherwise or the power of any person, including, without limitation, the holders of Series A Preferred Stock, to exercise any of the foregoing rights granted to them by contract or otherwise.

                  SECTION 10. GENERAL PROVISIONS.

                  (a) Headings. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Article V(C) are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                  (b) Waivers. In the event that (A) the holders of at least 50.01% of the issued and outstanding shares of Series A Preferred Stock, voting as a single class, and (B) each Significant Holder, shall consent to waive compliance by the Corporation with any provision of, or a breach by the Corporation of any provision of, this Article V(C), all holders of outstanding shares of Series A Preferred Stock shall be bound by such waiver.

                  SECTION 11. DEFINITIONS.

                  For the purposes of this Article V(C):

         "ABOVE MARKET REPURCHASE" shall mean any purchase (by tender or exchange offer, open market purchase, privately negotiated purchase or otherwise) of all or any portion of the Corporation's Common Stock where such purchase is for aggregate consideration having a Fair Market Value as of the earlier of (i) the date of such purchase or (ii) the date immediately prior to the date of the public announcement of such purchase, that exceeds the product of (x) the aggregate number of shares being purchased, multiplied by (y) the Closing Price of the Common Stock on such date.

         "ACCRUED VALUE" means, with respect to a share of Series A Preferred Stock, as at any date, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock) (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share through and including such date which have been added to Accrued Value pursuant to Section 3(a)(ii).

         "ADDITIONAL DIVIDENDS" has the meaning set forth in Section 3(b) above.

         "ADDITIONAL SHARES" has the meaning set forth in Section 7(b)(ii) above.

         "ADJUSTMENT PRICE" has the meaning set forth in Section 7(b)(ii) above.

         "AFFILIATE" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

         "AVAILABLE SHARES" shall have the meaning ascribed thereto in the Preferred Stock Purchase Agreement.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

         "CHANGE OF CONTROL" means (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation's assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person) other than the Initial Purchasers or their respective Affiliates; (ii) any Person (including any group that is deemed to be a Person) other than the Initial Purchasers or any of their respective Affiliates, is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly, of more than 50% of the combined voting power of the Voting Securities of the Corporation (or the surviving entity or entities of a transaction or a series of related transactions if other than the Corporation); (iii) the Continuing Directors cease for any reason to constitute a majority of the members of the Board of Directors then in office; (iv) a merger or consolidation of the Corporation with any other company, other than a merger or consolidation resulting in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (v) the Corporation adopts, voluntarily or involuntarily, a plan of liquidation or dissolution.

         "CLOSING PRICE" per share of Common Stock on any date shall be the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board of Directors and reasonably acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock, making a market in the Common Stock or such other securities of the Corporation.

         "COMMON STOCK" means the common stock, no par value per share, of the Corporation.

         "CONTINUING DIRECTORS" means the individuals who are members of the Corporation's Board of Directors as of the Issuance Date; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least a majority of the Continuing Directors, such new director shall be considered a "Continuing Director".

         "CONVERSION NOTICE" has the meaning set forth in Section 7(j)(ii) above.

         "CONVERSION PRICE" means the Initial Conversion Price, subject to adjustment as provided in Section 7(b).

         "CONVERSION TRIGGER DATE" shall mean any date on which the Closing Price per share of Common Stock for at least 20 consecutive Trading Days immediately preceding such date, including the last Trading Day of such period, exceeds $4.00 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock).

         "CONVERTIBLE SECURITIES" shall mean any options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities.

         "DIVIDEND PAYMENT DATE" means each of March 31, June 30, September 30 and December 31, except that if such date is not a Business Day then the Dividend Payment Date shall be the next day that is a Business Day.

         "DIVIDEND PERIOD" means the Initial Dividend Period and, thereafter, each quarterly period from and including a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).

         "DIVIDEND RATE" has the meaning set forth in Section 3(a)(i).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "EXCLUDED ISSUANCES" means the issuance or reissuance of any shares of Common Stock or Convertible Securities (whether treasury shares or newly issued shares) pursuant to or in connection with (1) a dividend or distribution on, or subdivision, combination, consolidation or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section 7(b)(i), (2) any Convertible Security outstanding as of the Issuance Date (except as otherwise provided in Section 7(b)(iv)(5)(D)), including, without limitation, the Note Warrants and the Preferred Stock Warrants (3) the conversion of shares of Series A Preferred Stock, (4) the grant or exercise of any stock or stock options to employees, directors or consultants of the Corporation that may be granted to or exercised by any employee, director or consultant under any stock option or similar benefit plan of the Corporation now existing or to be implemented in the future, (5) any transaction involving the Corporation's issuance of securities in connection with an acquisition (the primary purpose of which is not to raise equity capital), (6) any transaction involving the Corporation's issuance of securities in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (7) any issuance of securities by the Corporation as consideration for the acquisition of a license by the Corporation, (8) the issuance of securities pursuant to any financing from a bank or similar financial or lending institution approved by the Board of Directors, or (9) the issuance of warrants to purchase Common Stock pursuant to the Warrant Agreements; provided, however, that issuances of securities described in the forgoing sub-clauses (4), (6), (7) and (8) subsequent to the Issuance Date which exceed, in the aggregate, 10% of the outstanding Common Stock of the Corporation outstanding as of the Issuance Date (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock), as determined on a fully-diluted basis, shall not be deemed to be Excluded Issuances.

         "FAIR MARKET VALUE" with respect to any securities, assets or property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors and acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock; provided, that, the value of any securities that trade on a national securities exchange or inter-dealer quotation system shall be the Closing Price thereof as of the date such value is determined.

         "INITIAL CONVERSION PRICE" means $0.75.

         "INITIAL DIVIDEND PERIOD" means the dividend period commencing on the Issuance Date and ending on (and including) the date immediately prior to the first Dividend Payment Date to occur thereafter.

         "INITIAL PURCHASERS" means the initial Purchasers of the Series A Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

         "ISSUANCE DATE" means with respect to any share of Series A Preferred Stock, the date on which the Corporation initially issues such share of Series A Preferred Stock, regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share.

         "JUNIOR SECURITIES" shall mean the Corporation's Common Stock and all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock, or which do not specify their rank, with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Junior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

         "JUNIOR SECURITIES DISTRIBUTION" means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any Convertible Securities exercisable or exchangeable for or convertible into any shares of Junior Securities, or any distribution in respect thereof (except for (i) dividends on Junior Securities which are payable solely in additional shares of Junior Securities, or by the increase in the liquidation value of Junior Securities, in each case, as required by the terms of such Junior Securities, or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Convertible Securities or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Corporation of any of the Junior Securities or any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

         "LIQUIDATION" has the meaning set forth in Section 5(a) above.

         "LIQUIDATION PREFERENCE" means the greater of (x) the sum of (i) the Stated Value plus

(ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share and (y) the amount that would be payable to such holder in the Liquidation in respect of Common Stock issuable upon conversion of such share of Series A Preferred Stock if all outstanding shares of Series A Preferred Stock were converted into Common Stock immediately prior to the Liquidation in accordance with Section 7 hereof.

         "MANDATORY CONVERSION DATE" has the meaning set forth in Section 7(i) above.

         "MANDATORY REDEMPTION DATE" has the meaning set forth in Section 4(b) above.

         "NOTE WARRANTS" has the meaning ascribed thereto in the Preferred Stock Purchase Agreement.

         "OPTIONAL REDEMPTION DATE" has the meaning set forth in Section 4(d)(ii) above.

         "PARITY SECURITIES" means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Parity Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

         "PARITY SECURITIES DISTRIBUTION" means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of (other than by conversion into or exchange for Junior Securities), any Convertible Securities exercisable or exchangeable for or convertible into any shares of Parity Securities, or any distribution in respect thereof (except for (i) dividends on Parity Securities which are payable solely in additional shares of Parity Securities, or by the increase in the liquidation value of Parity Securities, in each case, as required by the terms of such Parity Securities or (ii) cashless exercises of options), either directly or indirectly, and whether in cash, obligations, Common Stock, Convertible Securities or other property, or the purchase or redemption by any corporation or other entity directly or indirectly controlled by the Corporation of any of the Parity Securities or any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

         "PERSON" means an individual, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

         "PREFERRED STOCK PURCHASE AGREEMENT" means the Preferred Stock Purchase Agreement dated as of September 25, 2003, by and among the Company and the Purchasers described therein.

         "PREFERRED STOCK WARRANTS" has the meaning ascribed thereto in the Preferred Stock Purchase Agreement.

         "REDEMPTION DATE" means the Mandatory Redemption Date or the Optional Redemption

Date, as applicable.

         "REDEMPTION OBLIGATION" means any unsatisfied obligation of the Corporation to redeem shares of Series A Preferred Stock pursuant to Sections 4(b) or 4(c) hereof.

         "REDEMPTION PRICE" means the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share calculated through and including the Mandatory Redemption Date.

         "REQUIRED DATE" has the meaning set forth in Section 3(a)(i).

         "SENIOR SECURITIES" means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, winding up or dissolution. This definition of Senior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Senior Securities.

         "SERIES A PREFERRED STOCK" has the meaning set forth in Section 1 above.

         "SIGNIFICANT HOLDER" shall mean as of any date, any holder of Series A Preferred Stock that was issued at least 25,000 shares of Series A Preferred Stock on the original Issuance Date; provided, that, from and after the original Issuance Date, in the event that any Significant Holder shall transfer in the aggregate (in one or more transactions) more than 50% of the shares of Series A Preferred Stock originally issued to such Significant Holder on the original Issuance Date (as adjusted for any stock dividends, combinations, splits, reclassifications or other similar events affecting the number of outstanding shares of the Series A Preferred Stock) to any Person that is not an Affiliate of such Significant Holder, such Significant Holder shall no longer constitute a Significant Holder from and after such date of transfer.

         "STATED VALUE" means, with respect to a share of Series A Preferred Stock, $100 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

         "STOCKHOLDER APPROVAL" means the approval by the stockholders of the Corporation authorizing a number of shares of Common Stock so that the Corporation shall have a sufficient number of shares of Common Stock duly authorized and reserved for issuance upon conversion of the Series A Preferred Stock, the Preferred Stock Warrants, the Note Warrants and any warrants issued or to be issued pursuant to the Warrant Agreements.

         "SUBSIDIARY" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "SURVIVING PERSON" means the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the

Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Series A Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity shall be deemed to be a Surviving Person.

         "TRADING DAY" means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (or the Nasdaq Stock Market), any Business Day.

         "TRANSACTION" has the meaning set forth in Section 7(c) above.

         "VOTING SECURITIES" mean the Common Stock, the Series A Preferred Stock and any other securities of the Corporation having the voting power under ordinary circumstances with respect to the election of directors of the Corporation.

         "WARRANT AGREEMENTS" (a) the Warrant Agreement, dated as of October 7, 2003, between the Corporation and The John N. Kapoor Trust, dtd 9/20/89 and (b) the Warrant Agreement, dated as of October 7, 2003, between the Corporation and Arjun Waney, whereby in consideration for having such parties enter into a personal guaranty under the Corporation's credit facility, the Corporation will grant warrants to such parties.

                  These Articles of Amendment are executed as of the 3rd day of October, 2003.

                                          AKORN, INC.

                                          By: /s/ Arthur S. Przybyl
                                              ----------------------------------
                                                  Arthur S. Przybyl, President

                                          By: /s/ Bernard J. Pothast
                                              ----------------------------------
                                                  Bernard J. Pothast, Secretary

                                 ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF LAKE

                  BEFORE ME, the undersigned authority, personally came and appeared the undersigned Arthur S. Przybyl and Bernard J. Pothast, to me known to be the persons who signed the foregoing instrument as President and Secretary, respectively, of Akorn, Inc. and who acknowledged and declared, in the presence of the two witnesses whose names are subscribed below, that they signed such instrument as their free act and deed in the capacities and for the purposes mentioned therein.

                  IN WITNESS WHEREOF, each of the undersigned has herewith affixed his or her hand on this 3rd day of October, 2003, in the aforesaid county and state.

WITNESSES:

/s/ Robert A. Seaman                             /s/ Arthur S. Przybyl
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Name (please print): Robert A. Seaman            Arthur S. Przybyl, President

/s/  Steve J. Koulogeorge                        /s/ Bernard J. Pothast
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Name (please print): Steve J. Koulogeorge        Bernard J. Pothast, Secretary

                              /s/ Neill E. Shanahan
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                                  Notary Public